Exhibit 3.3

	Mailing Address:	Location:
	PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
	Victoria BC V8W 9V3	Victoria BC

BC Registry Services	www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies

Notice of Articles

BUSINESS CORPORATIONS ACT	T.K. SPARKS

This Notice of Articles was issued by the Registrar on:October 6, 2022 01:50 PM Pacific Time

Incorporation Number:	BC128484.7

Recognition Date and Time: Incororapted on January 20, 2021 08:37 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ASEP MEDICAL INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:

800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:

800 - 885 WEST GEORGIA STREET	800 - 885 WEST GEORGIA STREET
VANCOUVER BC V6C 3H1	VANCOUVER BC V6C 3H1
CANADA	CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Heinzl, Richard

Mailing Address:	Delivery Address:

OAKVILLE ON L6K 2V3	OAKVILLE ON L6K 2V3
CANADA	CANADA

Last Name, First Name, Middle Name:

Hancock, Robert

Mailing Address:	Delivery Address:

VANCOUVER BC V6P 2N8	VANCOUVER BC V6P 2N8
CANADA	CANADA

Last Name, First Name, Middle Name:

Murphy, Timothy

Mailing Address:	Delivery Address:

203 - 815 HORNBY STREET	203 - 815 HORNBY STREET
VANCOUVER BC V6Z 2E6	VANCOUVER BC V6Z 2E6
CANADA	CANADA

Last Name, First Name, Middle Name:

                        , Derrold

Mailing Address:	Delivery Address:

VICTORIA BC V8V 2S7	VICTORIA BC V8V 2S7
CANADA	CANADA

AUTHORED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

2.	No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached

Page 2 of 2